Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACTS:

Rick Filippelli, President and CEO	Donald C. Weinberger/Diana Bittner (media)
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
1 Executive Drive	212-370-4500
Somerset, NJ 08873	don@wolfeaxelrod.com
866-352-5304	diana@wolfeaxelrod.com
TeamStaff Reports Second Quarter Results
- To Conduct Conference Call Today at 11am ET -
Somerset, New Jersey– May 15, 2009 — TeamStaff, Inc. (NASDAQ: TSTF) a national provider of healthcare and administrative staffing services, today announced its financial results for the second quarter ended March 31, 2009.
TeamStaff’s operating revenues for the three months ended March 31, 2009 were $13.7 million as compared to $16.1 million in the comparable quarter last year. The decrease in operating revenues is due primarily to the impact of the current economic downturn on the results of TeamStaff Rx coupled with reduced headcount and overtime at certain Government facilities. Net loss was $559,000 or ($0.11) per share compared to net income of $64,000 or $0.01 per share in the comparable quarter last year. Adjusted to eliminate profit from certain non-recurring retroactive billings in the second quarter of last year, the results for the three months ended March 31, 2008 would have been a net loss of $0.2 million, or ($0.04) per share.
Commenting on the Company’s performance, TeamStaff’s President and CEO, Rick J. Filippelli, stated, “While the long-term drivers remain well intact, the current operating environment for the TeamStaff Rx subsidiary continued to decline as weak hospital admissions, contracted hospital spending and permanent staff willing to work more hours have reduced demand for temporary staffing. To address the unfavorable trends in the market, we have taken several steps. We have offered loyalty programs to clients who renew extensions, we have trimmed headcount and modified our advertising spend. Management is reluctant to substantially reduce its advertising program since it believes that it is a prudent investment of our capital to continue to market the TeamStaff brand while competitors are reducing their advertising. We believe this strategy has helped contribute to an increase in traveler applicant activity of 51% over the past three months. In addition, the recently announced contract with a major Oncology center as one of three preferred staffing providers will present revenue opportunities for us as we expand our oncology business. We believe our TeamStaff Rx subsidiary is well positioned to increase its market share once the economy improves. The Company believes that one of the first signs of an economic recovery is an increase in temporary staffing demands.”
Mr. Filippelli continued “Looking at our Government subsidiary, TeamStaff GS, over the past several months, we’ve experienced a longer Government sales cycle. Some solicitations to bid and notice of awards were delayed due to key employee turnover and the timing of the receipt of stimulus funds. We are now encouraged by the many opportunities we are starting to see as the stimulus funding are being released to the different Government agencies. In late March we were awarded Department of Defense (“DOD”) contracts with estimated annual revenue of approximately $0.4 million. This provides us with a footprint to bid on larger DOD contracts and complements our Veterans Administration business. In early April we announced that the Government granted TeamStaff GS an Information Technology (“IT”) Schedule. This now enables us to bid on Government IT contracts. We recently hired an experienced IT business manager to lead our effort in bidding on these contract opportunities and expect the Government to be making substantial IT investments over the next several years. Further, the American Recovery and Reinvestment Act of 2009 provided for $19 billion to be spent on healthcare technology. Overall, we expect strong demand for the services provided by TeamStaff GS during the second half of the year as the Government funds programs in support of active and retired military personnel. We expect this strong demand to translate into additional revenue opportunities for the Company.”

TeamStaff’s operating gross profit was $2.2 million, or 16.1% of revenues, in the second quarter of fiscal 2009 as compared to $2.7 million, or 16.7% of revenues, in the second quarter of fiscal 2008. The key driver for the year over year decrease in gross profit was an unfavorable insurance adjustment booked during the second quarter of fiscal 2009. SG&A expenses were $2.7 million for each of the second quarters of fiscal 2009 and fiscal 2008, despite a 34.3% increase in new business expense quarter over quarter.
Cash and cash equivalents were $3.1 million at March 31, 2009. Availability at March 31, 2009 under the Company’s revolving credit facility was approximately $1.6 million. In addition, during the third quarter of fiscal 2009, we expect a return of insurance premiums of approximately $0.4 million. The final settlement of Government retroactive billings anticipated prior to our fiscal year end could net the Company an additional $1.1 million to $1.4 million in cash. The Company believes that, along with its cash on hand, the availability under the existing revolving line of credit will provide sufficient liquidity over the next twelve months. Our healthy liquidity position enables us to continue to reinvest in the business in these uncertain economic times.
Six Month Results
TeamStaff’s operating revenues for the six months ended March 31, 2009 were $28.4 million as compared to $31.3 million last year. TeamStaff’s operating gross profit was $4.9 million, or 17.4% of revenues, for the six months ended March 31, 2009 as compared to $5.4 million, or 17.3% of revenues, for the six months ended March 31, 2008. SG&A expenses were $5.3 million for both the six months ended March 31, 2009 and 2008. Net loss was $511,000 or ($0.10) per share for the first six months of fiscal 2009 compared to net income of $99,000 or $0.02 per share for the first six months of fiscal 2008. Adjusted to eliminate profit from certain non-recurring retroactive billings in fiscal 2008, the results for the six months ended March 31, 2008 would have been a net loss of $0.2 million, or ($0.04) per share.
Outlook
The initial guidance provided by TeamStaff was based upon numerous assumptions, all of which are subject to certain risks and uncertainties including the added difficulty in predicting demand caused by current economic conditions and the timing of when certain government contracts would be awarded. For a discussion of the risks and uncertainties associated with these forward looking statements, please see the “Safe Harbor Statement” below.
Over the past several months, the Company has seen turnover in key government contracting positions and agencies waiting for the receipt of stimulus funds before committing to certain projects. This has helped translate into a longer Government sales cycle. The timing and start dates of contract awards have become extremely difficult to project. Therefore, the Company is withdrawing its previous fiscal 2009 operating revenue growth estimate of 8% to 10% for the fiscal year ending September 30, 2009. The Company does, however, still anticipate strong government demand in the second half of its fiscal year and presently has an active pipeline of new business opportunities with the Federal Government.
Conference Call Details
A conference call to discuss the results of the second quarter and six months results of fiscal year 2009 will be held today, May 15, 2009 at 11:00 am EDT. Interested parties may participate in the conference call by dialing USA/Canada (877) 869-3847, International (201) 689-8261 about 5 -10 minutes prior to 11:00 am EDT. A recording of the conference call will be available from 3:00 pm EDT May 15th through May 22nd. For the replay, please dial (877) 660-6853 (replay account #332, replay conference #322988). The access number for the replay for international callers is (201) 612-7415 (replay account #332, replay conference #322988).
Non-GAAP Measures
This earnings release contains certain non-GAAP financial information. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (“GAAP”), and may be different from non-GAAP measure reported by other companies. See table below for reconciliation of non-GAAP items.

About TeamStaff, Inc.
Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical and administrative staffing through its two subsidiaries, TeamStaff Rx and TeamStaff GS. TeamStaff Rx is a leading provider of travel nursing and travel allied healthcare professionals. TeamStaff Rx operates throughout the U.S. and specializes in the supply of travel allied medical employees and travel nurses typically placed on 13 week assignments. TeamStaff GS specializes in providing medical and office administration/technical professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. For more information, visit the TeamStaff web site at www.teamstaff.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff on acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms attractive to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and its other filings with the SEC. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.
(financial tables follow)

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

	For the Three Months Ended
	March 31,	March 31,
	2009	2008
REVENUES
Operating revenues	$13,723	$16,052
Non-recurring retroactive billings	—	1,255

Total revenue	13,723	17,307

DIRECT EXPENSES
Operating direct expense	11,520	13,373
Non-recurring retroactive billings	—	1,006

Total direct expense	11,520	14,379

GROSS PROFIT
Operating gross profit	2,203	2,679
Non-recurring retroactive billings	—	249

Total gross profit	2,203	2,928

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,709	2,693

DEPRECIATION AND AMORTIZATION	61	89

(Loss) income from operations	(567)	146

OTHER INCOME (EXPENSE)
Interest income	18	3
Interest expense	(28)	(65)
Other income, net	30	28
Legal expense related to pre-acquisition activity of acquired company	(5)	(37)

	15	(71)

(Loss) income from continuing operations before taxes	(552)	75

INCOME TAX EXPENSE	(7)	—

(Loss) income from continuing operations	(559)	75

LOSS FROM DISCONTINUED OPERATIONS
Loss from operations, net of tax benefit of $0 for the quarter ended March 31, 2008	—	(11)

Loss from discontinued operations	—	(11)

NET (LOSS) INCOME	$(559)	$64

(LOSS) EARNINGS PER SHARE — BASIC & DILUTED
(Loss) income from continuing operations	$(0.11)	$0.01
Loss from discontinued operations	0.00	0.00

Net (loss) earnings per share	$(0.11)	$0.01

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	4,892	4,866

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	4,892	4,882

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

	For the Six Months Ended
	March 31,	March 31,
	2009	2008
REVENUES
Operating revenues	$28,405	$31,263
Non-recurring retroactive billings	—	1,503

Total revenue	28,405	32,766

DIRECT EXPENSES
Operating direct expense	23,475	25,840
Non-recurring retroactive billings	—	1,223

Total direct expense	23,475	27,063

GROSS PROFIT
Operating gross profit	4,930	5,423
Non-recurring retroactive billings	—	280

Total gross profit	4,930	5,703

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,324	5,250

DEPRECIATION AND AMORTIZATION	123	178

(Loss) income from operations	(517)	275

OTHER INCOME (EXPENSE)
Interest income	32	12
Interest expense	(55)	(101)
Other income, net	52	63
Legal expense related to pre-acquisition activity of acquired company	(12)	(138)

	17	(164)

(Loss) income from continuing operations before taxes	(500)	111

INCOME TAX EXPENSE	(11)	—

(Loss) income from continuing operations	(511)	111

LOSS FROM DISCONTINUED OPERATIONS
Loss from operations, net of tax benefit of $0 for 2008	—	(12)

Loss from discontinued operations	—	(12)

NET (LOSS) INCOME	$(511)	$99

(LOSS) EARNINGS PER SHARE — BASIC & DILUTED
(Loss) income from continuing operations	$(0.10)	$0.02
Loss from discontinued operations	0.00	0.00

Net (loss) earnings per share	$(0.10)	$0.02

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	4,903	4,863

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	4,903	4,868

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS)

	March 31,	September 30,
	2009	2008
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,126	$5,213
Accounts receivable, net of allowance for doubtful accounts of $12 and $2 as of March 31, 2009 and September 30, 2008, respectively	12,801	12,892
Prepaid workers’ compensation	562	562
Other current assets	660	607

Total current assets	17,149	19,274

EQUIPMENT AND IMPROVEMENTS:
Furniture and equipment	3,299	3,299
Computer equipment	619	619
Computer software	1,171	1,166
Leasehold improvements	20	20

	5,109	5,104

Less accumulated depreciation and amortization	(4,533)	(4,409)

Equipment and improvements, net	576	695

TRADE NAME	4,569	4,569

GOODWILL	10,305	10,305

OTHER ASSETS	121	151

TOTAL ASSETS	$32,720	$34,994

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	March 31,	September 30,
	2009	2008
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Notes payable	$1,500	$1,500
Current portion of capital lease obligations	66	69
Accrued payroll	10,384	10,585
Accrued pension liability	—	70
Accounts payable	1,556	2,578
Accrued expenses and other current liabilities	1,455	2,008
Liabilities from discontinued operations	42	66

Total current liabilities	15,003	16,876

CAPITAL LEASE OBLIGATIONS, net of current portion	97	128

OTHER LONG TERM LIABILITY, net of current portion	78	104

Total Liabilities	15,178	17,108

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common Stock, $.001 par value; authorized 40,000 shares; issued 4,885 at March 31, 2009 and 4,874 at September 30, 2008, respectively; outstanding 4,883 at March 31, 2009 and 4,843 at September 30, 2008, respectively	5	5
Additional paid-in capital	69,006	68,844
Accumulated deficit	(51,445)	(50,934)
Accumulated comprehensive loss	—	(5)
Treasury stock, 2 shares at cost at March 31, 2009 and September 30, 2008	(24)	(24)

Total shareholders’ equity	17,542	17,886

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$32,720	$34,994

TEAMSTAFF, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL AND OPERATING DATA
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)
Reconciliation of Non-GAAP Items:

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2009	2008	2009	2008

NET (LOSS) INCOME	$(559)	$64	$(511)	$99
Gross profit from non-recurring retroactive billings	—	(249)	—	(280)

ADJUSTED NET LOSS	$(559)	$(185)	$(511)	$(181)

GAAP based diluted net (loss) earnings per share	$(0.11)	$0.01	$(0.10)	$0.02
Adjustments:
Gross profit from non-recurring retroactive billings	$—	$(0.05)	$—	$(0.06)

Adjusted diluted net loss per share	$(0.11)	$(0.04)	$(0.10)	$(0.04)

This press release includes certain non-GAAP financial measures. TeamStaff’s management does not suggest that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial measures, such as net income, cash flow data or other financial information presented in the consolidated financial statements. Adjusted net (loss) income, a non-GAAP financial measure, is defined as net (loss) income minus gross profit from non-recurring retroactive billings. The Company believes it is useful for management and investors to review both GAAP information and non-GAAP financial measures to have a better understanding of the overall performance of the Company’s business and trends relating to its financial condition and results of operations. Management believes that this information provides greater insight into our Company’s underlying operating performance that facilitates a more meaningful comparison of its current financial results in different reporting periods. The Company has chosen to show the three and six month comparative adjusted net (loss)income to show what results would have been in the three and six months of fiscal 2008 had the non-recurring retroactive billings not occurred.